SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 10, 2000

THE GEON COMPANY
(Exact name of registrant as specified in charter)

Delaware	1-11804	34-1730488

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Geon Center, Avon Lake, Ohio	44012

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   440-930-1001

Not Applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events

The Geon Company (NYSE: GON) announced today that it expects operating earnings for the second quarter ended June 30, 2000, to be in line with analysts’ estimates. Quarterly estimates from First Call/Thomson Financial range from 70 to 79 cents per share. Last year the Company reported second-quarter earnings of 55 cents per share on a comparable basis.

Item 7(c).   Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 99.1 Press Release of July 10, 2000 announcing that The Geon Company (NYSE: GON) expects operating earnings for the second quarter ended June 30, 2000, to be in line with analysts’ estimates.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEON COMPANY

By /s/ Gregory L. Rutman Secretary

Dated July 10, 2000